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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1994


      Date of Report (Date of earliest event reported):  February 22, 1995
                                                         -----------------

                                Tyco Toys, Inc.
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            (Exact name of registrant as specified in its charter)

        Delaware                       1-9357              13-3319358
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(State or other jurisdiction        (Commission         (I.R.S. Employer
     of incorporation)              File Number)       Identification No.)

6000 Midlantic Drive
Mount Laurel, New Jersey                                      08054
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:   (609) 234-7400
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                                      N/A
                        ------------------------------
                        Former name or former address,
                         if changed since last report


Total Number of Sequentially Numbered Pages:
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Item 1.   Business.
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          The Company has completed its acquisition of the remaining twenty-five percent (25%) interest in its Mexican subsidiary, Ensueno-Tyco Toys de Mexico S.A. de C.V. Ensueno-Tyco is now a wholly-owned subsidiary of the Company.

          Recent Developments.
          --------------------

          In February and March 1995 the company entered into $290,000,000 of new credit facilities (the New Credit Facilities). The New Credit Facilities consist of three separate three-year revolving credit facilities with General Electric Capital Corporation and affiliates in an aggregate amount of $90,000,000 and a $200,000,000 five-year receivables securitization facility arranged by General Electric Capital Corporation. Borrowings under the New Credit Facilities were used to refinance outstanding indebtedness under the prior credit facility and certain credit facilities of foreign subsidiaries.

          The revolving credit facilities consist of up to $35,000,000 for certain domestic entities (of which up to $10,000,000 may be used for letters of credit), $20,000,000 for Tyco (Canada), Inc. and $35,000,000 for the Company's subsidiaries in the United Kingdom (UK). Availability under the domestic revolving credit is based upon inventory, as defined, and availability under the foreign revolving credits is based upon an aggregate of eligible accounts receivable and inventory, as defined. The revolving credit facilities are secured by a lien on substantially all of the Company's domestic assets and are also guaranteed by certain foreign subsidiaries. Subject to the maximum commitment under each of these facilities, borrowings are permitted up to sixty percent (60%) of eligible inventory and, in the Canadian and UK agreements, up to eighty percent (80%) of eligible accounts receivable. Interest rates on borrowings are determined at the option of the borrower based on various indices, including LIBOR or bankers' acceptance rate, plus two and one-half percent (2.5%).

          Under the securitization facility, Tyco Industries and Tyco Manufacturing Corp. will sell and transfer substantially all of their accounts receivable to Tyco Funding I Corporation (TFC I) and Tyco Funding II Corporation (TFC II). These companies are newly-formed bankruptcy remote subsidiaries of Tyco Industries and will be consolidated in the financial statements of the Company. TFC I and TFC II purchase the accounts receivable with proceeds from their borrowings under a commercial paper facility (limited to a maximum of seventy-five percent (75%) of eligible accounts receivable, as defined) and certain deferred payments. The interest rate on

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          the facility is the market rate for commercial paper plus one and one-
          quarter percent (1.25%). The accounts receivable to be sold and/or transferred are solely the assets of TFC I or TFC II and are pledged as security for their borrowings. In the event of liquidation of TFC
          I or TFC II, the creditors of TFC I or TFC II would be entitled to satisfy their claims from the assets of TFC I or TFC II prior to any distribution to Tyco Industries.

          Under the terms of the New Credit Facilities, the Company and its subsidiaries are (1) subject to covenants and conditions relating to the maintenance of net worth, fixed charge coverage and income; (2) restricted from incurring additional indebtedness or certain obligations and from acquiring and other entities, whether by asset purchase, merger or otherwise; (3) restricted in the ability to pay dividends on capital stock subject to certain limitations; and (4) permitted to guarantee additional amounts of debt incurred by certain of its subsidiaries up to an aggregate of $70,000,000.


                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April ___, 1995             TYCO TOYS, INC.



                                 By: /s/ R. Michael Kennedy, Jr.
                                    ______________________________
                                    Name:  R. Michael Kennedy, Jr.
                                    Title: Senior Vice President
                                           and General Counsel

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                                 EXHIBIT INDEX


Exhibit
Number                        Description of Document
- -------                       -----------------------

10.46 Credit Agreement dated as of February 22, 1995 among Tyco Distribution Corp. and Tyco Manufacturing Corp. as Borrowers and Tyco Toys, Inc. and the Lenders Party hereto and General Electric Capital Corporation as Agent (plus Annex A to Credit Agreement - "Definitions; Rules of Construction").

10.47 Receivables Transfer Agreement dated as of February 24, 1995 by and between Tyco Industries, Inc. and Tyco Funding I Corporation and Tyco Funding II Corporation.

10.48 Receivables Funding and Servicing Agreement dated as of February 24, 1995 by and among Tyco Funding I Corporation, Tyco Funding II Corporation, as Borrowers and, individually, as a "Borrower", Redwood Receivables Corporation, as Lender, Tyco Industries, Inc., as Servicer, Financial Security Assurance, Inc., as FSA, and General Electric Capital Corporation, as Operating Agent and Collateral Agent.

10.49 Credit Agreement between Tyco Toys (Canada) Inc., as Borrower, and the Lender or Lenders named herein, and General Electric Capital Canada Inc., as Agent (plus Annex A to Credit Agreement - "Definitions; Rules of Construction").

10.50 Guarantee and Revolving Credit Facility Agreement dated 13th March 1995 by Tyco Toys (UK) Limited, Matchbox Toys Limited, as Borrowers, and The Lenders, and General Electric Capital Corporation, as Issuing Bank, and General Electric Capital Corporation, as Agent.

10.53 Receivables Transfer Agreement dated as of February 24, 1995 by and between Tyco Manufacturing Corp. and Tyco Funding I Corporation and Tyco Funding II Corporation.

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